Exhibit 5.1

[Pillsbury Winthrop Shaw Pittman LLP Letterhead]

August 1, 2005

SI International, Inc.

12012 Sunset Hills Road

8th Floor

Reston, VA 20190

Re:	SI International Registration Statement on Form S-8 Registration of 1,000,000 Shares of Common Stock under the 2002 Amended and Restated Omnibus Stock Incentive Plan

Ladies and Gentlemen:

We have acted as counsel to SI International, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of an additional 1,000,000 shares of common stock, par value $0.01 (the “Stock”), pursuant to the 2002 Amended and Restated Omnibus Stock Incentive Plan (the “Plan”).

For the purposes of this opinion, we have examined copies of the following documents:

1.                                       the Registration Statement;

2.                                       the Plan;

3.                                       the Second Restated Certificate of Incorporation of the Company, as amended, restated or supplemented (the “Charter”), as certified by the Delaware Secretary of State on July 21, 2005 and as certified to us by the Vice President, General Counsel and Secretary of the Company as being in effect as of the date hereof;

4.                                       the Amended and Restated Bylaws of the Company (the “Bylaws”), as amended, restated or supplemented, as certified to us by the Vice President, General Counsel and Secretary of the Company as being in effect as of the date hereof;

5.                                       the Resolutions of the Board of Directors of the Company approved by unanimous written consent dated April 21, 2005 and at a special meeting held on July 28, 2005 (the “Resolutions”)

6.                                       a certificate of an officer of the Company dated as of the date hereof; and

7.                                       such other documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion.

In our examination of the aforesaid documents, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the completeness and authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified, telecopied, photostatic or reproduced copies.

In connection with the opinions expressed below, we have assumed that, at and prior to the time of the delivery of Stock pursuant to the Registration Statement, (i) the Resolutions have not been amended, modified or rescinded, (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings with respect thereto have been commenced or threatened, and (iii) there has not occurred any change in law materially adversely affecting the power of the Company to offer and sell the Stock or the validity of the Stock.  We have also assumed that the offering and delivery of the Stock will not, at the time of such offering and delivery, violate or conflict with (1) the Charter, as then amended, restated and supplemented, or Bylaws, as then amended, restated and supplemented, of the Company, (2) any provision of any license, indenture, instrument, mortgage, contract, document or agreement to which the Company is then a party or by which the Company is then bound, or (3) any law or regulation or any decree, judgment or order then applicable to the Company.  We have further assumed that the number of shares of Stock to be offered pursuant to the Registration Statement will not at the time of such offering exceed the amount of shares of common stock, par value $.01 per share, as at that time are authorized in the Charter, as then amended, restated or supplemented, and unissued (and not otherwise reserved for issuance).

Based upon, subject to and limited by the foregoing, we are of the opinion that the Stock, when issued and delivered by the Company in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

This opinion is limited to the laws of the United States and the Delaware General Corporation Law, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such law, in each case excluding choice of law provisions thereof.  Our opinion is rendered only with respect to the laws and the rules, regulations and orders thereunder that are currently in effect.  We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion.  We express no opinion as to compliance with any state securities laws, including the securities laws of the State of Delaware, or as to federal or state laws regarding fraudulent transfers.  This opinion has been prepared solely for your use in connection with the filing of the Registration Statement, and should not be quoted in whole or in part or otherwise referred to, nor should it otherwise be filed with or furnished to, any governmental agency or other person or entity, without our express prior written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  The giving of this consent, however, does not constitute an admission that we are “experts” within the meaning of Section 11 of the Securities Act of 1933, as amended (the “Act”), or within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ Pillsbury Winthrop Shaw Pittman LLP

PILLSBURY WINTHROP SHAW PITTMAN LLP